Exhibit 99.1

FOR IMMEDIATE RELEASE

MARPAI reports FOURTH QUARTER AND FULL YEAR 2024

financial results

MARPAI exhibits strong, ongoing financial improvement

Tampa, March 26, 2025, Marpai, Inc. (“Marpai” or the “Company”) (OTCQX: MRAI), a technology platform company, which operates as a national Third-Party Administrator (TPA) through its subsidiaries and is transforming the $22 billion TPA market by offering affordable, intelligent, healthcare solutions to self-funded employer health plans, today announced the financial results for the fourth quarter and fiscal year 2024. The Company expects to hold a webcast to discuss the results on March 27, 2025.

Q4 2024 Financial Highlights:

●	Net revenues were $6.6 million in Q4 2024, a decrease of $0.4 million, or 6.0% lower than Q3 2024.

●	Operating expenses were $5.3 million in Q4 2024, an increase of $0.3 million, or 5.1% higher than Q3 2024.

●	Operating loss was $2.7 million in Q4 2024, an improvement of $0.4 million, or 12.2% lower than Q3 2024.

●	Net loss was $1.2 million in Q4 2024, an improvement of $2.4 million, or 67.5% lower year over year.

●	Basic and diluted earnings per share in Q4 2024 were ($0.08) an improvement of $0.22 per share compared to Q3 2024.

Full Year 2024 Highlights:

●	Net revenues for the fiscal year end December 31, 2024 were $28.2 million, down $9.0 million, or 24.2% lower year over year.

●	Operating expenses for the fiscal year end December 31, 2024 were $31.2 million, an improvement of $9.7 million, or 23.7% lower year over year.

●	Operating loss for the fiscal year end December 31, 2024 was $22.1 million, an improvement of $5.9 million, or 21.1% lower from the prior year.

●	Net loss was $22.1 million, an improvement of $6.7 million, or 23.2% lower year over year.

●	Basic and diluted earnings per share were ($1.92) an improvement of $2.22 per share year over year.

2024 Adjusted EBITDA:

Our Adjusted EBITDA is a supplemental performance measure of our operations for financial and operational decision-making and is used as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding non-recurring transactions, and stock-based compensation.

Adjusted EBITDA for the year ended December 31, 2024 amounted to a loss of $9.1 million as compared to a loss of $20.2 million for the year ended December 31, 2023. The improved adjusted EBITDA loss was due to the actions taken throughout 2023 and 2024 to better utilize our resources and reduce our expenses.

A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP” Financial Measures.

“In a short span, Marpai’s team engineered an exceptional turnaround, dramatically reducing losses,” stated Damien Lamendola, CEO. “Now, we’re propelling the Company towards growth and profitability. We are continuing to streamline costs while deploying innovative services, including our recently announced Empara Member Engagement Portal. Looking ahead, we plan to introduce high-impact PBM-based products in the second half of 2025. We believe these actions will fuel revenue growth and position Marpai for profitability in 2025.”

Webcast and Conference Call Information

Marpai expects to host a conference call and webcast on Thursday, March 27, 2025, at 8:30 a.m. ET to present the Company’s operational and financial highlights for its fourth quarter and year ended December 31, 2024.

You may stream the call via the internet by following this link: https://app.webinar.net/p67nEeDyXjK The webcast replay will be available at the same URL within 2 hours of the end of the call. The replay of the call will be available within 2 hours of the end of the call until April 3, 2025 by calling 1-646-517-4150 or 1-888-660-6345 and entering the replay code, 17670 #.

About Marpai, Inc.

Marpai, Inc. (OTCQX: MRAI) is a technology platform company which operates subsidiaries that provide TPA and value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Through its Marpai Saves initiative, the Company works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release. Investors are invited to visit https://ir.marpaihealth.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. For example, the Company is using forward-looking statements when it discusses current efforts to propel the Company towards growth and profitability, its plan to introduce high-impact PBM-based products in the second half of 2025, its belief that these actions will fuel revenue growth and position the Company for profitability by the close of 2025, its financial results and its commitment to operational and financial improvements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai’s current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai’s filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables below.

Adjusted EBITDA is a supplemental performance measure of our operations for financial and operational decision-making and is used as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding non-recurring transactions, and stock-based compensation. We believe these measures provide useful information to management and investors for analysis of our operating results.

Investor Relations contact :
Steve Johnson

steve.johnson@marpaihealth.com

###

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share data)

	December 31, 2024	December 31, 2023

ASSETS:
Current assets:
Cash and cash equivalents	$764	$1,147
Restricted cash	8,468	12,345
Accounts receivable, net of allowance for credit losses of $1 and $25	837	1,124
Unbilled receivable	569	768
Due from buyer for sale of business unit	500	800
Prepaid expenses and other current assets	759	901
Total current assets	11,897	17,085

Property and equipment, net	—	611
Capitalized software, net	441	2,127
Operating lease right-of-use assets	296	2,373
Goodwill	—	3,018
Intangible assets, net	—	5,177
Security deposits	229	1,267
Other long-term asset	15	22
Total assets	$12,878	$31,680
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,109	$4,649
Accrued expenses	2,585	2,816
Accrued fiduciary obligations	6,308	11,573
Deferred revenue	625	661
Current portion of operating lease liabilities	244	512
Current portion of convertible debentures, net	3,106	—
Other short-term liabilities	3,005	632
Total current liabilities	18,982	20,843

Other long-term liabilities	14,891	19,401
Convertible debentures, net of current portion	5,921	—
Operating lease liabilities, net of current portion	793	3,684
Deferred tax liabilities	—	1,190
Total liabilities	40,587	45,118
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 227,791,050 shares authorized; 14,237,176 issued and outstanding at December 31, 2024 and 7,960,938 issued and outstanding at December 31, 2023	1	1
Additional paid-in capital	71,124	63,307
Accumulated deficit	(98,834)	(76,746)
Total stockholders’ deficit	(27,709)	(13,438)
Total liabilities and stockholders’ deficit	$12,878	$31,680

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year ended		Three Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$28,173	$37,155	$6,591	$8,707
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	19,066	24,239	3,988	5,709
General and administrative	12,832	19,177	2,878	3,239
Sales and marketing	1,766	6,597	383	1,103
Information technology	4,697	5,834	1,089	1,059
Research and development	29	1,311	7	21
Depreciation and amortization	2,256	3,897	178	923
Impairment of goodwill and intangible assets	7,588	3,018	—	3,018
Facilities	1,305	2,472	108	554
Loss on disposal of assets	648	335	648	(15)
Loss (gain) on sale of business unit	73	(1,748)	—	(1,749)
Total costs and expenses	50,260	65,132	9,279	13,862
Operating loss	(22,087)	(27,977)	(2,688)	(5,155)
Other income (expenses)
Other income	396	488	36	258
Interest expense, net	(2,709)	(1,527)	(819)	(425)
Loss on debt extinguishment	(1,877)	—	(1,877)	—
Gain on forgiveness of other liability	3,000	—	3,000	—
Foreign exchange loss	(1)	(26)	2	6
Loss before provision for income taxes	(23,278)	(29,042)	(2,346)	(5,316)
Income tax expense	(1,190)	(290)	(1,190)	(290)
Net loss	$(22,088)	$(28,752)	$(1,156)	$(5,026)
Net loss per share, basic & fully diluted	$(1.92)	$(4.14)	$(0.08)	$(0.65)
Weighted average common shares outstanding, basic and diluted	11,511,203	6,951,669	13,934,066	7,738,879

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share data)

	Year ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net loss	$(22,088)	$(28,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,256	3,897
Loss on disposal of assets	648	335
Loss on sale of receivables	306	—
Share-based compensation	3,157	2,099
Warrant expense	—	242
Shares issued to vendors in exchange for services	—	79
Amortization of right-of-use asset	211	1,502
Impairment of goodwill and intangible assets	7,588	3,018
Loss/(gain) on sale of business unit	73	(1,749)
Gain on forgiveness of other liability	(3,000)	—
Loss on termination of lease	71	—
Non-cash interest expense	1,395	1,527
Amortization of debt discount and debt issuance costs	201	—
Loss on debt extinguishment	1,877	—
Deferred taxes	(1,190)	(290)
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	486	(105)
Prepaid expense and other assets	142	732
Security deposit	138	27
Accounts payable	(1,540)	3,191
Accrued expenses	(231)	(2,497)
Accrued fiduciary obligations	(5,265)	2,548
Operating lease liabilities	(464)	(1,887)
Due To related party	—	(3)
Other liabilities	64	337
Other asset	7	—
Net cash used in operating activities	(15,158)	(15,749)
Cash flows from investing activities:
Proceeds from sale of business unit	227	1,000
Proceeds from disposal of property and equipment	—	27
Net cash provided by investing activities	227	1,027
Cash flows from financing activities:
Proceeds from issuance of common stock in a public offering, net	—	6,432
Payments to seller for acquisition	(631)	(1,663)
Proceeds from issuance of warrants	—	32
Proceeds from issuance of common stock in a private offering, net	4,660	295
Proceeds from issuance of convertible debentures	8,000	—
Proceeds from sale of future cash receipts on accounts receivable	1,509	—
Payments to buyer of receivables	(1,816)	—
Payments on convertible debentures	(420)	—
Payments of convertible debenture issuance costs	(631)	—
Net cash provided by financing activities	10,671	5,096

Net decrease in cash, cash equivalents and restricted cash	(4,260)	(9,626)

Cash, cash equivalents and restricted cash at beginning of period	13,492	23,118
Cash, cash equivalents and restricted cash at end of period	$9,232	$13,492

Reconciliation of cash, cash equivalents, and restricted cash reported in the condensed consolidated balance sheet
Cash and cash equivalents	$764	$1,147
Restricted cash	8,468	12,345
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$9,232	$13,492
Supplemental disclosure of cash flow information
Cash paid for interest	$1,742	$—
Supplemental disclosure of non-cash activity investing and financing activities
Measurement period adjustment to Goodwill	$—	$198

MARPAI, INC. AND SUBSIDIARIES

Reconciliation of Net Loss to EBITDA, and Adjusted EBITDA

(in thousands, except share and per share data)

	Year ended
	December 31, 2024	December 31, 2023
Net Loss	$(22,088)	$(28,752)
Other income, net	(396)	(488)
Interest expense	2,709	1,527
Loss on debt extinguishment	1,877	—
Gain on forgiveness of other liability	(3,000)	—
Foreign exchange loss	1	26
Provision for taxes	(1,190)	(290)
Depreciation and amortization	2,256	3,897
EBITDA	$(19,831)	$(24,080)
Impairment of goodwill and intangible assets	7,588	3,018
Loss on disposal of asset	648	335
Loss (gain) on sale of business unit	73	(1,748)
Stock-based compensation	2,465	2,294
Adjusted EBITDA	$(9,057)	$(20,181)